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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported):  February 28, 1997





                               CROP GROWERS CORPORATION
                (Exact name of registrant as specified in its charter)




               Delaware                  0-23830           81-0491497
     (State or other jurisdiction      (Commission      (I.R.S. Employer
    of incorporation or organization)  File Number)    Identification No.)




              10895 Lowell; Suite 300
               Overland Park, Kansas                           66210
    (Address of principal executive offices)               (Zip Code)



          Registrant's telephone number, including area code: (913) 338-7800


                                    Not Applicable
            (Former name or former address, if changed since last report.)

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 Item 5.  Other Events

    Fireman's Fund Insurance Company Enters into Acquisition Agreement

         On March 5, 1997, Fireman's Fund Insurance Company ("Fireman's Fund") and Crop Growers Corporation (the "Company") entered into a definitive agreement by which Fireman's Fund would acquire the Company in a cash merger at $10.25 per share. Fireman's Fund presently owns convertible preferred stock of the Company and has exercised the right to purchase an additional 1,827,477 shares of common stock from former Company executives for $10.00 per share. The Company has consented to such purchases, subject to certain
restrictions.   The Company had 7,962,251 shares of common stock outstanding as of February 28, 1997.

         The transaction is subject to, among other things, Company stockholder approval, regulatory approvals and other customary conditions. Because of regulatory approvals and clearances, the transaction is not expected to close for several months.

         The terms of the transaction were unanimously approved by the Company's Board of Directors. The Company has received an opinion from Dean Witter Reynolds Inc., its financial advisor, that the offer is fair from a financial point of view to the Company's stockholders (other than Fireman's Fund and its affiliates).

         Through March 28, 1997, the Company may seek alternative acquisition proposals from certain companies and may receive unsolicited proposals. Acting through its investment bankers, the Company intends to initiate appropriate contacts with respect to alternative acquisition proposals. If the Company's Board of Directors finds that an alternative acquisition proposal is superior to the transaction with Fireman's Fund, it may terminate the agreement with Fireman's Fund upon payment of a break-up fee of $2.4 million. After March 28, 1997, the Company may receive unsolicited proposals and terminate the Fireman's Fund agreement under certain, more limited, circumstances.

         Reference is made to the agreements between the Company and Fireman's Fund dated March 5, 1997, attached as exhibits 2.1 to 2.3 to this Form 8-K Current Report and incorporated by reference herein.

    Settlement of Shareholder Litigation

         On February 28, 1997, a settlement (the "Settlement") was reached between the Company, John Hemmingson and Gary A. Black, former executives of the Company, and plaintiffs (on behalf of a class of purchasers of the Company's common stock during the period February 13, 1995 and May 16, 1995, inclusive). In re Crop Growers Corporation Securities Litigation, Master File No. CV-95-58-GF-PGH (the "Action").

         Under the Settlement, the Company has agreed to pay $2.5 million to
members of the class in settlement of all claims in the Action.   Of the total
settlement amount, the Company will pay $1.22 million and the balance will be paid under the terms of a directors' and officers' insurance policy. The Settlement is subject to approval by the United States District Court for

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Montana.   The Company will accrue the cost of the Settlement in the fourth quarter of 1996.

         Reference is made to the Crop Growers Corporation Securities Litigation - Memorandum of Understanding dated February 28, 1997, attached as exhibit 99(2) to this Form 8-K Current Report and incorporated by reference herein.


Item 7.  Financial Statements and Exhibits

    (c)  Exhibits

2.1 Acquisition Agreement dated March 5, 1997, between Crop Growers Corporation and Fireman's Fund Insurance Company.

2.2 Consent Agreement dated March 5, 1997, between Crop Growers Corporation and Fireman's Fund Insurance Company.

2.3 Letter of Intent re Revolving Credit Working Capital Facility dated March 5, 1997 between Crop Growers Corporation and Fireman's Fund Insurance Company.

2.4      Press release dated March 6, 1997

99(1)    Press Release dated March 3, 1997

99(2) Crop Growers Corporation Securities Litigation - Memorandum of Understanding dated February 28, 1997

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Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   March 7, 1997

                             CROP GROWERS CORPORATION



                             By   /s/David E. Hill
                                  David E. Hill
                                  Chief Financial Officer

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                                  INDEX TO EXHIBITS



    2.1 Acquisition Agreement dated March 5, 1997, between Crop Growers Corporation and Fireman's
              Fund Insurance Company.

    2.2       Consent Agreement dated March 5, 1997,
              between Crop Growers Corporation and
              Fireman's Fund Insurance Company.

    2.3       Letter of Intent re Revolving Credit Working
              Capital Facility dated March 5, 1997 between
              Crop Growers Corporation and Fireman's
              Fund Insurance Company.

    2.4       Press release dated March 6, 1997.

    99(1)     Press Release dated March 3, 1997.

    99(2) Crop Growers Corporation Securities Litigation - Memorandum of Understanding dated February 28, 1997.